Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2006 (except for Note 15, which is dated August 21, 2006) relating to the consolidated financial statements of Alliance Bank, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 23, 2006